Exhibit 15.1

May 22, 2026

To the Shareholders and the Board of Directors of CVS Health Corporation

We are aware of the incorporation by reference in this Registration Statement (Form S-3) of CVS Health Corporation for the offering of debt securities of our report dated May 6, 2026 relating to the unaudited condensed consolidated interim financial statements of CVS Health Corporation that is included in its Form 10-Q for the quarter ended March 31, 2026.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 22, 2026